Exhibit 10.15

                       REAL ESTATE SUB-SUBLEASE AGREEMENT

            THIS AGREEMENT (the "Sub-Sublease") is made effective this 30th day of March, 2007, by and among ELITE AUTOMOTIVE GROUP, LLC, an Oklahoma limited liability company ("Elite"), and MIDNIGHT AUTO FRANCHISE CORP., a Michigan corporation ("Midnight").

                                   WITNESSETH

            WHEREAS, Oklahoma Lube Investments, L.L.C., has leased certain real property located in Oklahoma County, Oklahoma as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Property") to primary Lessor (the "Lessor"), Oklahoma Lube Associates, L.P., a Delaware limited partnership pursuant to a Lease executed November 24, 1999;

            WHEREAS, Elite has subleased the Property from Oklahoma Lube Associates, L.P., pursuant to a Real Estate Sublease Agreement, dated February 14, 2003 (the "Sublease");

            WHEREAS, the Elite desires to sub-sublease the Property to MAFC, and MAFC desires to sub-sublease the Property from the Elite, upon the terms and conditions hereinafter described, and to acquire Option to Purchase rights; and

            NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Elite and MAFC agree as follows:

            1. DEFINITIONS.

                  a. "Lease" means the lease between Oklahoma Lube Investments, LLC and Oklahoma Lube Associates, L.P. executed on November 24, 1999.

                  b.    "Lender" means Lasalle Bank National Association.

                  c.    "Lessor" means Oklahoma Lube Investments, LLC.

            2. SUB-SUBLEASE. Elite hereby leases the Property to MAFC.

            3. ADDITIONAL TERMS. Except as provided by this Sublease, the terms from the Lease and the Sublease, incorporated by reference hereto, are binding on MAFC.

            4. SUBLEASE TERM. The term of this Sub-Sublease shall begin on the date hereof and shall continue until April 30, 2013, unless earlier terminated as provided herein (the "Sub-Sublease Term"). Upon the expiration of the Sub-Sublease Term, this Sub-Sublease may be renewed or extended by MAFC for additional two (2) consecutive five (5) year terms at the same rental price as the initial term. If MAFC desires to exercise its option to renew or extend this

Sub-Sublease Agreement Between Elite Automotive Group, LLC and MAFC  Page 1 of 5

Sub-Sublease, MAFC shall give Elite thirty (30) days advance written notice of its intention to renew or extend this Sub-Sublease.

            5. RENT. MAFC shall pay Elite for the use of the Property $[*] per month during the term of this Sub-Sublease and for the additional two consecutive terms if MAFC elects to extend this initial Sub-Sublease.

            6. TRIPLE NET LEASE. This Sub-Sublease is intended to be a triple net lease requiring MAFC to pay all utilities, insurance on the Property and taxes, including ad valorem taxes, as provided in the Lease.

            7. TITLE. No right, title or interest in the Property shall pass to the MAFC other than the right to possess, use and enjoy the Property as provided herein during the Sub-Sublease Term.

            8. USE OF THE PROPERTY. The MAFC may use the Property only for operation as an auto repair facility operating under the name "All Night Auto", shall not commit any waste or environmental contamination of the Property, and shall otherwise comply with all laws, rules and regulations relating to the Property.

            9. BROKERAGE COMMISSION. [Intentionally deleted]

            10. SECURITY DEPOSIT. Oklahoma Lube Associates, LP holds [*] dollars ($[*]) as a security deposit from Elite Automotive Group, LLC pursuant to
Section 10 of the Elite Sublease. MAFC will reimburse Elite on the date hereof for the same amount. Elite shall hold this security deposit under this Sub-Sublease, to guarantee the full performance of all provisions of this Sub-Sublease, including but not limited to the payment of rent, taxes, insurance, maintenance, cleaning, and removal of equipment and signs. An accounting will be made within thirty (30) days after the termination of this Sub-Sublease.

            11. CONSENT. This Sub-Sublease shall terminate at such time as MAFC obtains a sublease agreement from Oklahoma Lube Associates, LP on terms acceptable to MAFC, and the parties obtain the Lender's consent to such sublease. Elite and MAFC shall use their commercially reasonable efforts to obtain such sublease agreement and consent as quickly as possible after the date hereof.

            12. INSURANCE. MAFC shall obtain and maintain for the entire term of this Sub-Sublease, at its own expense, insurance against loss or damage to the contents and other personal property located on the Property for such amounts and for such coverage as MAFC may deem appropriate from time to time.

      At all times during the term of this Sub-Sublease, MAFC, at its own cost and expense, will procure commercial or comprehensive general liability insurance coverage in an amount of not less than One Million Dollars ($1,000,000.00) and in a form and issued by a company acceptable to Elite. Such insurance must be written on an "occurrence" as opposed to a "claims made" basis. Within ten (10) days after execution of this Sub-Sublease, MAFC shall furnish to

Sub-Sublease Agreement Between Elite Automotive Group, LLC and MAFC  Page 2 of 5

Elite a certificate of the insurer showing such insurance to be in force and showing Elite as an additional named insured on such policy and having a loss payable clause to both Elite and MAFC. Such certificate must also evidence the issuer's agreement to provide Elite with written notice at least thirty (30) days in advance of any cancellation, termination, amendment or modification to such insurance

            13. ACCESS. During the Sub-Sublease Term, the MAFC shall allow Elite or its agents or employees access to the Property at all reasonable times for the purpose of inspecting the Property and other purposes not inconsistent with the terms of this Sub-Sublease.

            14. SURRENDER OF PROPERTY AT SUB-SUBLEASE TERMINATION. MAFC shall, upon the termination of this Sub-Sublease (unless termination is due to MAFC entering into a sublease agreement with Oklahoma Lube Investments, LP), surrender the Property to Elite, in good condition, ordinary wear and tear excepted.

            15. MAINTENANCE OF IMPROVEMENTS. Subject to the conditions set forth above with respect to alterations, MAFC shall, at MAFC's expense, maintain all improvements that may exist or hereafter be placed upon the Property during the Sub-Sublease Term. In the event that any repair, alteration, change or other work of any nature, structural or otherwise, is required to be performed during the Sub-Sublease Term pursuant to any governmental regulation now in effect or hereafter enacted with respect to any improvements hereafter placed on the Property, the entire expense thereof, regardless of when the same shall be incurred or become due, shall be the liability of the MAFC, and in no event shall Elite be called upon to contribute thereto or to do any work or pay for any work or material of any nature whatsoever on the Property.

            16. NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be mailed to the respective addresses specified in the parties Asset Purchase Agreement of even date herewith.

            17. SIGNAGE. Elite agrees that MAFC shall have the right to install its registered trademark logo signage upon the exterior of the premises, conditioned upon all details of the installation being submitted to Elite prior to installation for approval, which approval will not be unreasonably withheld. All signage currently existing on the Property is acceptable to Lessor and Elite. All such signage shall be at MAFC's expense and MAFC agrees that upon removal of the signage from the building, MAFC will be responsible for repairing any damage caused by such removal.

            18. SATELLITE SYSTEM. Elite hereby grants to MAFC the right to install a satellite system upon the roof of the property conditioned upon MAFC obtaining insurance coverage to cover any damage which might occur to the property. MAFC agrees that it will be responsible for any damage caused by the installation, damage to, or removal of the satellite system. Upon termination of this Sub-Sublease, at the request of Lessor, MAFC, at its expense, shall remove the satellite system and restore the roof of the property to its original condition.

            19. OPTION TO PURCHASE. Elite does hereby grant to MAFC an option to purchase the property at any time during the term of this lease, or either of the two extensions provided for

Sub-Sublease Agreement Between Elite Automotive Group, LLC and MAFC Page 3 of 5 herein, at a price to be determined equal to the then outstanding balance of the note and mortgage owed to Lender, including all prepayment penalties or other sums otherwise due under said note. This option is subject to all the terms and conditions of the note and mortgage between Lessor and Lender, including but not limited to any restrictions or prohibitions against prepayment. In the event such option is exercised, the parties shall enter into a Purchase Agreement with the usual and reasonable provisions for sale of a commercial property.

            20. MODIFICATION TO PREMISES. To the extent Elite can cause the Lessor under its Sublease to do so, Elite will be responsible for making any modifications to the premises currently required by ADA for operation of the facility for the use Elite currently uses the premises provided that Elite's responsibility for such modifications shall not in any event exceed $10,000.00. Any modifications requested by MAFC shall be made in writing to Elite no less than ten (10) days prior to the beginning of the Sublease Term, and in the event the requested modifications will exceed $10,000.00, Elite shall have the right to terminate this agreement. Any additional modifications required by ADA or any other agency shall be the responsibility of MAFC.

            21. ENVIRONMENTAL STUDIES. MAFC shall have the right, but not the obligation, to cause to be conducted environmental studies at its sole expense. To the extent permitted by the existing insurance company, Elite will cause MAFC to be added to the existing environmental insurance policy as an additional insured. If the addition of MAFC as an additional insured is not permitted, MAFC shall have the right to cancel this agreement.

            22. WAIVER OF LIEN. Elite waives any right to place a lien on any of MAFC's personal or business property, equipment or inventory or removable fixtures.

            23. EASEMENTS. Elite agrees that it will not grant any easements to any part of the property which interfere with the present use of the property without the written consent of MAFC.

            24. WAIVER OF DAMAGES NOT APPLICABLE. Elite agrees that paragraph 33 of the primary lease shall not be enforced by Elite against MAFC.

            IN WITNESS WHEREOF, Elite, MAFC, and Lessor have executed this Sublease in multiple copies each of which shall be deemed to be an original, the day and year first above written.

            ELITE:

                                              ELITE AUTOMOTIVE GROUP, LLC.

                                              By: ______________________________
                                              Name: Stephen Stearman
                                              Title: Sole Manager

Sub-Sublease Agreement Between Elite Automotive Group, LLC and MAFC  Page 4 of 5

            MAFC:                             MIDNIGHT AUTO FRANCHISE CORP.,
                                              A Michigan corporation

                                              By: ______________________________
                                              Name: Nicholas Cocco
                                              Title: President

Sub-Sublease Agreement Between Elite Automotive Group, LLC and MAFC  Page 5 of 5